American National Bankshares Inc.
                                 628 Main Street
                               Post Office Box 191
                            Danville, Virginia 24543

                    Notice of Annual Meeting of Shareholders
                            To be held April 23, 2002



NOTICE is hereby given that the Annual Meeting of Shareholders of American National Bankshares Inc. (the "Corporation") will be held as follows:

                            Place: The Wednesday Club
                                1002 Main Street
                               Danville, VA 24541

                              Date: April 23, 2002


                                Time: 11:30 a.m.



          THE ANNUAL MEETING IS BEING HELD FOR THE FOLLOWING PURPOSES:


1. To elect four (4) directors of the Corporation to fill the vacancies created by the expiration of the terms of the Directors of Class III.

2. To transact any other business that may properly come before the meeting or any adjournment thereof.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 8, 2002.



     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                  Sincerely,

                                  /s/Brad E. Schwartz
                                  -------------------
                                  Brad E. Schwartz
                                  Senior Vice President, Secretary & Treasurer


Dated:  March 25, 2002

                        American National Bankshares Inc.

                                 628 Main Street
                                  P. O. Box 191
                            Danville, Virginia 24543

                                 Proxy Statement


                         Annual Meeting of Shareholders
                            To be held April 23, 2002


                                  INTRODUCTION

     This Proxy Statement is furnished in conjunction with the solicitation by the Board of Directors of American National Bankshares Inc. (the "Corporation") of the accompanying proxy to be used at the Annual Meeting of Shareholders of the Corporation and at any adjournments thereof. The meeting will be held on Tuesday, April 23, 2002, 11:30 a.m., at The Wednesday Club, 1002 Main Street, Danville, Virginia, 24541, for the purposes set forth below and in the Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxy, if such proxies are received in time and not revoked, will be voted at the Annual Meeting as set forth therein. The Corporation will pay the cost of preparing, assembling and mailing this Proxy Statement and the enclosed material. The Corporation and the Bank's officers, without additional compensation, may also solicit proxies personally or by telephone.


                       INFORMATION AS TO VOTING SECURITIES

     The Board of Directors has set March 8, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be entitled to vote on the matters described herein. Each outstanding share will entitle the holder to one vote. As of March 8, 2002, the Corporation had 1,374 shareholders of record. The number of shares of the Common Stock, there being no other class of stock, outstanding and entitled to vote at the Annual Shareholders' Meeting is 5,822,356.

     A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes for all matters considered at the Annual Meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present. Directors are elected by a plurality of the votes cast by holders of the Common Stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

     This proxy statement and the enclosed form of proxy were first mailed to shareholders on or about March 25, 2002.


                                VOTING OF PROXIES

     If the enclosed proxy is properly executed, dated, returned and not revoked, it will be voted in accordance with the specification made by the shareholder. If a specification is not made, it will be voted "FOR" the proposals set forth below and in the notice of Annual Meeting of Shareholders. Shareholders may revoke their proxy by delivering a written notice of revocation to the Corporation at its principal office to the attention of Brad E. Schwartz, Secretary, at any time before the proxy is exercised or by attending the meeting and voting in person. Ben J. Davenport, Jr., James A. Motley, or Claude B. Owen, Jr., or any of them, will act as proxies on behalf of the Board of Directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person who owns or acquires the beneficial ownership of more than five percent of the Common Stock notify the Securities and Exchange Commission (the "SEC") and the Corporation. Following is certain information, as of December 31, 2001, regarding those persons or groups who held of record or who are known to the Corporation to own beneficially, more than five percent of the outstanding Common Stock:

     Name and Address of          Amount and Nature of          Percent
     Beneficial Owner             Beneficial Ownership          Of Class
     -------------------          --------------------          --------
     Ambro and Company                 1,144,326                 19.62%
     P. O. Box 191
     Danville, VA  24543

     Ambro and Company is the nominee name in which American National Bank and Trust Company (the "Bank"), the Corporation's banking subsidiary, registers securities it holds in a fiduciary capacity. Only 469,150 of these shares may be voted by the existing co-fiduciaries. The Bank may not vote the remaining shares, but co-fiduciaries may be qualified for the sole purpose of voting all or a portion of the shares at the Annual Meeting.

     Set forth below is certain information, as of December 31, 2001, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors (including nominees for election at the Annual Meeting), and the Chief Executive Officer and the three most highly compensated officers of the Corporation who earned in excess of $100,000 in salary and bonuses in 2001 (collectively, the "Named Executive Officers") and the directors and executive officers of the Corporation as a group.

                            Sole Voting and     Shared Voting and   Total Voting and   Percentage
Name                        Investment Power    Investment Power    Investment Power   Of Class
----                        ----------------    -----------------   ----------------   ----------

Willie G. Barker, Jr.                 28,200                                  28,200        .4784

Richard G. Barkhouser                164,824           (1) 14,520            179,344       3.0425

Fred A. Blair                          4,485                                   4,485        .0761

Ben J. Davenport, Jr.                 20,874                1,372             22,246        .3774

H. Dan Davis                      (6) 87,400           (1) 40,704            128,104       2.1732

Dabney T. P. Gilliam, Jr.          (4) 6,002                                   6,002        .1018

Jeffrey V. Haley                  (5) 11,161                1,376             12,872        .2184
                                                          (1) 335

Lester A. Hudson, Jr.                  9,804                                   9,804        .1663

E. Budge Kent, Jr.                (3) 43,905            (1) 1,296             45,201        .7668

Fred B. Leggett, Jr.                  18,995           (1) 12,768             31,763        .5388

Charles H. Majors                 (2) 53,814            (1) 2,931             56,745        .9627

James A. Motley                       10,176                4,444             25,104        .4259
                                                       (1) 10,484

Claude B. Owen, Jr.                   11,432            (1) 4,200             15,632        .2652
                            ----------------    -----------------   ----------------   ----------
All current directors            (7) 471,072                7,192            565,502       9.5936
and executive officers                                 (1) 87,238
as a group (14)

  (1) Family relationship.  Can exercise no voting or investment power.
  (2) Includes 42,200 shares that Mr. Majors has the right to acquire through the exercise of stock options.
  (3) Includes 14,200 shares that Mr. Kent has the right to acquire through the exercise of stock options.
  (4) Includes 5,850 shares that Mr. Gilliam has the right to acquire through the exercise of stock options.
  (5) Includes 10,200 shares that Mr. Haley has the right to acquire through the exercise of stock options.
  (6) Includes 200 shares that Mr. Davis has the right to acquire through the exercise of stock options.
  (7) Includes 72,650 shares that the directors and officers as a group have the right to acquire through the exercise of options.

             SECTION 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NASDAQ National Market. Executive officers, directors, and owners of more than 10% of the Common Stock are required by regulation to furnish the Corporation with copies of all Forms 3, 4, and 5 they file.

     Based solely on the Corporation's review of the copies of such forms it has received and written representations from certain reporting persons who were not required to file a Form 5 for 2001, the Corporation believes that all of its directors and executive officers complied with the Section 16(a) filing requirements applicable to them with respect to transactions during 2001. To the Corporation's knowledge, there were no owners of more than 10% of the common stock.


                      PROPOSAL ONE - ELECTION OF DIRECTORS

     The Corporation's Board of Directors is divided into three classes (I, II, and III) of directors. The term of office for Directors of Class III will expire at the Annual Meeting. Four persons named below, each of whom currently serves as a Director of the Corporation, will be nominated to serve as Directors of Class III. If elected, the nominees of Class III will serve until the 2005 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

     The Board of Directors recommends a vote "FOR" the directors nominated to serve as Directors of Class III.

     Certain information concerning the nominees for election at the Annual Meeting of Shareholders as Directors of Class III is set forth below, as well as certain information about the other Directors of Class I and II, who will continue in office until the 2003 and 2004 Annual Meeting of Shareholders, respectively.


                                    NOMINEES

        Directors of Class III to be elected for a term expiring in 2005

                                                                              Age on    Director
Name                    Principal Occupation                                  12/31/01    Since
----                    --------------------                                  --------  --------
Richard G. Barkhouser   President, Barkhouser Motors, Inc.,                      70        1980
                        Danville, VA, automobile dealership

H. Dan Davis            Senior Consultant to the Corporation and the Bank        64        1996
                        since 1998; prior thereto, Executive Vice President
                        of the Corporation and Senior Vice President of
                        the Bank

Lester A. Hudson, Jr.   Professor of Management, Clemson University,             62        1984
                        Clemson, SC, since January, 1998; prior thereto,
                        Chairman, H & E Associates, Greenville, SC,
                        investments

Charles H. Majors       President and Chief Executive Officer of the             56        1981
                        Corporation and the Bank

                         DIRECTORS CONTINUING IN OFFICE

              Directors of Class I to continue in office until 2003

                                                                              Age on    Director
Name                    Principal Occupation                                  12/31/01    Since
----                    --------------------                                  --------  --------
Willie G. Barker, Jr.   President, Barklea, Inc., Danville, VA, tobacco          64        1996
                        warehouse

Ben J. Davenport, Jr.   Chairman, First Piedmont Corporation, Chatham,           59        1992
                        VA, waste management

James A. Motley         Retired Chairman and Chief Executive Officer of          73        1975
                        the Corporation and the Bank

             Directors of Class II to continue in office until 2004

                                                                              Age on    Director
Name                    Principal Occupation                                  12/31/01    Since
----                    --------------------                                  --------  --------
Fred A. Blair           President, Blair Construction, Inc., Gretna, VA,         55        1992
                        commercial building contractor

E. Budge Kent, Jr.      Executive Vice President of the Corporation and          62        1979
                        Executive Vice President & Chief Trust &
                        Investment Officer of the Bank

Fred B. Leggett, Jr.    Retired Chairman and Chief Executive Officer,            64        1994
                        Leggett Stores, Danville, VA, retail department
                        stores

Claude B. Owen, Jr.     Retired Chairman & Chief Executive Officer of            56        1984
                        DIMON Incorporated, Danville, VA, leaf tobacco
                        dealer, since May, 1999; prior thereto, Chairman
                        & Chief Executive Officer of DIMON Incorporated

     All of the above nominees and directors have been engaged in the occupations listed during the last five years.  There exists no family relationship between any director or nominee.
Mr. Hudson is a director of American Electric Power Company, Inc.  Mr. Davenport is a director of Intertape Polymer Group Inc.

                        BOARD COMMITTEES AND COMPENSATION

     The Board of Directors met 14 times during the year 2001. These meetings were either the Corporation Board Meetings and/or the Bank Board Meetings. In addition to meeting as a group to review the Corporation's and the Bank's business, certain members of the Board are appointed to serve on various standing committees. Among those committees are the Audit and Compliance Committee, Human Resources and Compensation Committee, and Corporate Governance and Nominating Committee. All incumbent directors attended more than 75% of the aggregate of all meetings of the Board of Directors and Committees on which they served, except for Mr. Lester A. Hudson, Jr. who attended 72% of the aggregate of all meetings of the Board of Directors and Committees on which he served.



     The Audit and Compliance Committee met four times in 2001. This Committee currently consists of Messrs. Barker, Blair, and Leggett. The Committee reviews significant audit, accounting, and compliance principles, policies and practices, meets with the Corporation's and Bank's independent auditors to discuss the results of their annual audit and reviews the performance of the internal auditing and compliance functions.

     The Corporate Governance and Nominating Committee met one time in 2001. Members of the present committee are Messrs. Barkhouser, Owen and Leggett. The Committee's function is to search for potential qualified directors, to review the qualifications of potential directors as suggested by directors, management, shareholders and others, to make recommendations to the entire Board for nominations of such individuals to the shareholders and to provide recommendations to the Board regarding corporate governance.

     The Human Resources and Compensation Committee met three times in 2001. This Committee currently consists of Messrs. Barkhouser, Davenport, and Hudson. The Human Resources and Compensation Committee approves compensation of certain officers and makes recommendations to the Board of Directors for other officers' compensation and promotions, directors' fees, and related personnel matters.

     Board Compensation. In 2001, non-officer directors, except Mr. Davis, received a monthly retainer of $500 and attendance fees of $400 for each Board meeting and Committee meeting attended. Mr. Davis was a Named Executive Officer in previous years but elected to retire as an officer and become a senior consultant, effective December 31, 1997. Mr. Davis can receive $5,500 per month through March of 2003 for services as a consultant. No additional compensation is paid to Mr. Davis for service on the Board of Directors or for attending Committee meetings. Non-officer directors are excluded from the Bank's retirement plan and, therefore, do not qualify for pension benefits. Officer members of the Board of Directors are not paid separately for their service on the Board or its Committees.

              REPORT OF HUMAN RESOURCES AND COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Human Resource and Compensation Committee of the Board of Directors, which is composed of three independent outside directors, is responsible for making recommendations to the Board of Directors concerning compensation of the Chief Executive Officer and for approving the compensation of other executive officers. This Committee considers a variety of factors and criteria in arriving at its decisions and recommendations for compensation of executive officers.

     In making its decisions and recommendations regarding compensation, the Committee attempts to align the interests of the Bank's executive officers with those of the shareholders. The Committee believes that increases in earnings per share, dividends, and net equity improve shareholder market value and, accordingly, compensation should be structured to enhance the profitability of the Corporation and the total return to the shareholders.

     Executive officer compensation generally consists of salary, participation in the Bank's profit sharing plan, stock options, incentive compensation and benefits. The profit sharing and incentive compensation plans are approved by the Board of Directors, upon recommendation by the Human Resources and Compensation Committee. Executive officers received incentive compensation in 2001 due to the attainment of certain performance and profitability goals. They may be eligible to receive incentive compensation if certain financial goals are attained in 2002. Certain key executive officers are eligible to participate in the Executive Compensation Continuation Plan described below under "Deferred Compensation Plan". The Bank pays all compensation and no officer receives additional compensation from the Corporation.

     The Committee conducts an annual evaluation of the performance and effectiveness of the Chief Executive Officer. The Committee then recommends the Chief Executive Officer's compensation to the Board of Directors. In considering compensation for the Chief Executive Officer and the other executive officers, the Committee relied on an evaluation of the officers' level of responsibility and performance and on comparative compensation information, including the Virginia Bankers Association's Salary Survey of Virginia Banks.

     The Committee evaluated the performance of the Chief Executive Officer based on the financial performance of the Corporation, achievements in implementing the strategic plan of the Bank and the Corporation, and the personal observations of the Chief Executive Officer's performance by the members of the Committee. No particular weight was given to any aspect of the performance of the Chief Executive Officer, but his performance in 2001 was evaluated as exceptional, with earnings of the Corporation ranking in the top quartile of its peer group and with significant achievements in implementing the strategic plan.

     In considering executive officer compensation (other than the Chief Executive Officer), the Committee receives and considers recommendations from the Chief Executive Officer.

     The Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible, while preserving the Corporation's flexibility to maintain a competitive compensation program. The Corporation expects all executive compensation paid or awarded during 2001 to be fully deductible.



                   Human Resources and Compensation Committee

                              Richard G. Barkhouser
                              Ben J. Davenport, Jr.
                              Lester A. Hudson, Jr.

                         Comparative Company Performance

     The following graph compares the Corporation's cumulative total return to its shareholders with the returns of three indexes for the five-year period ended December 31, 2001. The cumulative total return was calculated taking into consideration changes in stock price, cash dividends, stock dividends and stock splits since December 31, 1996. The three indexes are the Standard & Poor's 500 Stock Index, the NASDAQ Index, and the Carson Medlin Company's Independent Bank Index, consisting of 23 independent banks located in the states of Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia.


                                     1996   1997   1998   1999   2000   2001
                                     ----   ----   ----   ----   ----   ----
AMERICAN NATIONAL BANKSHARES INC.     100    133    146    169    138    184
INDEPENDENT BANK INDEX                100    148    154    140    139    165
S&P 500 INDEX                         100    133    171    207    188    166
NASDAQ INDEX                          100    122    173    321    193    153

                             Executive Compensation

     The following tables set forth the annual and long-term compensation paid to the Named Executive Officers of the Corporation and the Bank during 2001, 2000, and 1999.


                           SUMMARY COMPENSATION TABLE

                                                                                          Long-Term
                                                   Annual Compensation                   Compensation
                                     ---------------------------------------------   ---------------------
Name and                                                              Other Annual   Securities Underlying   All Other
Principal Position                   Year    Salary (1)  Bonus (2)    Compensation    Options/SARS(#)(3)     Compensation (4)
------------------                   ----    ----------  ---------    ------------   ---------------------   ----------------
Charles H. Majors                    2001     $ 215,869  $ 35,533            0                  0               $ 5,100
President & Chief Executive          2000       197,477    37,932            0             10,000                 5,100
Officer of the Corporation and       1999       182,988    37,483            0             20,000                 5,000
the Bank

E. Budge Kent, Jr.                   2001     $ 120,244  $ 19,361            0              3,000               $ 3,502
Executive Vice President of the      2000       110,899    20,895            0                  0                 3,240
Corporation; Executive Vice          1999       109,088    20,834            0              5,000                 3,120
President & Chief Trust &
Investment Officer of the Bank

Dabney T. P. Gilliam, Jr.            2001     $ 98,709   $ 17,633            0              3,000               $ 2,442
Senior Vice President of the         2000       81,189     14,773            0              3,000                     0
Corporation; Senior Vice President
and Senior Loan Officer of the Bank

Jeffrey V. Haley                     2001     $ 85,275   $ 15,185            0              3,000               $ 2,542
Senior Vice President of the         2000       72,286     13,703            0                  0                 2,160
Corporation; Senior Vice President   1999       66,257     11,504            0              4,000                 1,980
& Senior Administrative Officer of
the Bank

(1) Includes salary deferrals contributed by the employee to the 401(k) Plan and taxable compensation for term life insurance over $50,000.

(2) Includes accrued payments of profit sharing (bonus) and incentive compensation participations. In 2001, the profit-sharing (bonus) plan provided that an amount equal to 6.50% of the Bank's net income (after taxes, but before deducting profit sharing and its related tax effect), less the Bank's 401(k) contributions, be paid to full-time officers and employees employed by the Bank on December 31, 2001. Incentive compensation represented payments to officers based on the Corporation achieving certain financial performance goals and on the individual officer meeting stated strategic goals. The total expense, paid or accrued, for the profit-sharing (bonus) plan and incentive compensation payments for the year 2001 amounted to $689,820.

(3) The Corporation grants options pursuant to the Corporation's Stock Option Plan approved by the shareholders at the 1997 annual meeting. Options granted prior to July 1, 1999 have been restated to reflect the impact of a 2-for-1 stock split.

(4) Includes matching contributions to the 401(k) Plan made by the Bank. Effective July 1, 1995, the Bank adopted a 401(k) Plan which covers substantially all full-time employees who are 21 years of age or older. An employee may defer a portion of his or her salary, not to exceed the lesser of 15% of compensation or $10,500. After one year of service, the Bank will make a matching contribution in the amount of 50% of the first 6% of compensation so deferred.

                  OPTION GRANTS IN RESPECT OF LAST FISCAL YEAR

                                                                                            Potential
                                                                                            Realizable Value
                             Number of    % of Total                                        at Assumed Annual
                             Securities   Options        Exercise                           Rates of Stock Price
                             Underlying   Granted to     or Base                            Appreciation for
                             Options      Employees in   Price       Vesting   Expiration   Optional Term
Name                         Granted      Fiscal Year    ($/Share)   Date      Date          5% ($)    10% ($)
----                         ----------   ------------   ---------   -------   ----------   -------   --------
E. Budge Kent, Jr.             3,000         12.61%       $ 16.50    12/31/01    3/20/11    $31,130   $78,890

Dabney T. P. Gilliam, Jr.      3,000         12.61%       $ 16.50    12/31/01    3/20/11    $31,130   $78,890

Jeffrey V. Haley               3,000         12.61%       $16.50     12/31/01    3/20/11    $31,130   $78,890

         AGGREGATE OPTIONS EXERCISED IN 2001 AND YEAR-END OPTION VALUES

                                                           Number of Securities          Value of Unexercised
                                                           Underlying Unexercised        In-The-Money
                                                           Options at                    Options at
                             Shares                        December 31, 2001 (#)         December 31, 2001 ($) (a)
                             Acquired on    Value          ---------------------------   ---------------------------
                             Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
                             ------------   ------------   -----------   -------------   -----------   -------------
Charles H. Majors                 0              0            42,200            0          $122,665           0

E. Budge Kent, Jr.                0              0            14,200            0            41,778           0

Dabney T. P. Gilliam, Jr.       150           $488             5,850            0            15,720           0

Jeffrey V. Haley                  0              0            10,200            0            32,178           0


(a)  Value of unexercised in-the-money options is calculated by multiplying the number of unexercised options at
December 31, 2001 by the difference in the closing price of the Corporation's common stock reported on December 31,
2001 ($18.70 per share) and the exercise price of the unexercised in-the-money options.

Retirement Plan

     The Bank's retirement plan is a non-contributory defined benefit pension plan which covers salaried and regular hourly employees of the Bank who are 21 years of age or older and who have had at least one year of service. Advanced funding is accomplished by using the actuarial cost method known as the collective aggregate cost method.

     As of December 31, 2001, the normal retirement benefit formula was 1.3% per year of service times compensation plus .65% per year of service times compensation in excess of social security covered compensation with years of service limited to 35. At normal retirement, the monthly benefit is calculated based on any consecutive five-year period that will produce the highest average rate of basic monthly compensation. Basic monthly compensation includes salary but excludes incentive and bonus compensation. Annual compensation at December 31, 2001 was also limited to $170,000 by Internal Revenue regulations. Cash benefits under the plan generally commence on retirement at age 65, death, or termination of employment. Partial vesting of the retirement benefits under the plan occurs after three years of service and full vesting occurs after seven years of service.

     The following table illustrates the estimated annual benefits payable to an employee retiring on December 31, 2001 at normal retirement age in the following specified compensation and years of service classifications:

    5 Year                       Years of Credited Service
    Average     ------------------------------------------------------------
    Salary         15           20           25           30           35
   --------     --------     --------     --------     --------     --------
   $ 50,000     $ 10,997     $ 14,662     $ 18,328     $ 21,994     $ 25,659
     75,000       18,309       24,412       30,516       36,619       42,722
    100,000       25,622       34,162       42,703       51,244       59,784
    125,000       32,934       43,912       54,891       65,869       76,847
    150,000       40,247       53,662       67,078       80,494       93,909
    175,000       47,559       63,412       79,266       95,119      110,972
    200,000       54,872       73,162       91,453      109,744      128,034
    225,000       62,184       82,912      103,641      124,369      145,097
    250,000       69,497       92,662      115,828      138,994      162,159
    275,000       76,809      102,412      128,016      153,619      179,222

     As of December 31, 2001, the Named Executive Officers have completed the following years of credited service under the Bank's retirement plan:

          Charles H. Majors                       9
          E. Budge Kent, Jr.                     35
          Dabney T. P. Gilliam, Jr.               2
          Jeffrey V. Haley                        5


Deferred Compensation Plan

     The Board of Directors of the Bank adopted the Executive Compensation Continuation Plan, a non-contributory deferred compensation plan, in 1982. Under the plan, certain key executives who, in the opinion of the Board of Directors, are making substantial contributions to the overall growth and success of the Bank and who must be retained in order to expand and continue satisfactory long-term growth are eligible to receive benefits afforded by the plan. Under agreements with eligible key executives pursuant to this plan, if any such executive dies or retires while employed by the Corporation, such executive or his designated beneficiary will receive annual payments commencing at death or retirement and continuing for 10 years. Retirement age under existing agreements begins on or after age 62.

     As of December 31, 2001, two of the Named Executive Officers were vested participants of the plan. In 2001, the Board of Directors voted that Mr. Charles
H. Majors' benefits under this plan should vest, and he or his designated beneficiary will receive an annual benefit of $50,000 per year for ten years commencing at his retirement or death. Mr. E. Budge Kent, Jr., who has reached the age of 62, or his designated beneficiary will receive an annual benefit of $25,000 per year for ten years commencing at his retirement or death.

                   CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS

     The Corporation recognizes that, as a publicly held corporation in the financial services industry, there exists the possibility of a change in the control of the Corporation. In order to minimize such uncertainty among senior management and to promote continuity in the event of a change of control transaction, the Corporation has entered into agreements (the "Agreements") with Messrs. Majors, Kent, Gilliam and Haley (the "Executives").

     The terms of the Agreements are only effective upon a change in control and for three years thereafter. A "change of control" is defined with reference to a change in the composition of the Board of Directors, a change in the ownership of a majority of the Corporation's voting stock or a sale of a majority of the Corporation's or Bank's assets. The Agreements provide that the Executives' base salary and profit sharing and incentive compensation cannot be reduced during such three year period.

     The Agreements also provide for the Executives to receive continued salary and benefits if their employment is terminated without cause during the term of the Agreements. If employment is terminated during the first year after a change of control, Mr. Majors will receive continued salary and benefits for twenty-four months thereafter and the other Executives will receive continued salary and benefits until the second anniversary of the change in control. If the termination occurs more than twelve months after the change of control, Mr. Majors will receive continued salary and benefits until the third anniversary of the change of control and the other Executives will receive continued salary and benefits until the earlier of the first anniversary of termination of employment or the third anniversary of the change of control.

     The Agreements also provide for continued salary and benefits if the Executive resigns under certain circumstances. Beginning in the fourth month after a change of control and through the twelfth month after the transaction, the Executive may resign for any reason and receive continued salary and benefits for twenty-four months (in the case of Mr. Majors) or twelve months (in the case of the other Executives). After the first anniversary of the change of control the Executive may resign and receive continued salary and benefits for the same period (but not beyond the third anniversary of the change of control) if his resignation is on account of a reduction in the Executive's compensation, a required relocation of his office more than thirty miles from Danville, Virginia or a reduction in the duties or title assigned to him as of the first anniversary of the change of control.

     In all events, the amounts payable under the Agreements are governed by two limitations. First, no amounts will be paid under the Agreements for any period after the Executive attains age sixty-five. Second, no amounts will be paid under the Agreements to the extent that the benefits would exceed the Internal Revenue Code's limit on "parachute" payments.


                 Interest of Management in Certain Transactions

     Some of the directors and officers of the Corporation and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of the Bank's business during 2001.

     All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Corporation, do not involve more than a normal risk of collectibility or present other unfavorable features. During the year 2001, the highest aggregate amount of outstanding loans, direct and indirect, to the directors and officers, and the companies with which they are associated was $14,328,394 or 22.31% of equity capital and this peak amount occurred on May 30, 2001.

                    REPORT OF AUDIT AND COMPLIANCE COMMITTEE

     The primary function of the Audit and Compliance Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the Board of Directors have established, and the audit and compliance process. The Committee strives to provide an open avenue of communication between the Board of Directors, management, the internal auditors, the compliance officers, and the independent accountants.

     Each of the three Directors who serve on the Audit and Compliance
Committee satisfy the definition of independent director under rules established by the National Association of Securities Dealers, Inc. listing standards. The Committee held four meetings in 2001.

     The Audit and Compliance Committee has reviewed and discussed with management the Corporation's audited consolidated financial statements as of and for the year ended December 31, 2001. The Committee has discussed with Arthur Andersen, LLP, the Corporation's independent accountants during calendar year 2001, the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee received from Arthur Andersen, LLP and reviewed the written disclosures and the letter required by Independence Standard No. 1 and has discussed with Arthur Andersen, LLP their independence.

     Arthur Andersen, LLP audited the Corporation's 2001 annual report and reviewed the Corporation's quarterly reports on Form 10-Q. Other audit-related services included assisting the Corporation in a formal review of internal controls required by FDICIA and various attestation services required by third-party vendors. Other non-audit related services consisted entirely of assistance with annual and quarterly tax filings. The following table sets forth aggregate fees paid or to be paid by the Corporation for the fiscal year ended December 31, 2001.

Arthur Andersen, LLP:

Audit Fees                                                         $ 72,500
Financial Information Systems Design and Implementation Fees              0
All Other Fees:
  Audit-related Fees                                                 22,500
  Other Fees                                                          9,050
                                                                   --------
                                                                   $104,050
                                                                   ========

     The Audit and Compliance Committee has considered whether the provision of other services described above is compatible with maintaining the independence of Arthur Andersen, LLP.

     Based on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors that the Corporation's audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 and be filed with the U. S. Securities and Exchange Commission.


                         Audit and Compliance Committee
                              Willie G. Barker, Jr.
                                  Fred A. Blair
                              Fred B. Leggett, Jr.


                         Independent Public Accountants

     The Board of Directors of the Corporation, pursuant to the recommendation of its Audit and Compliance Committee, selected Arthur Andersen, LLP, independent public accountants, to audit the financial statements of the Corporation and the Bank for the year 2001. Arthur Andersen, LLP was first engaged by the Bank in 1978 as its independent public accountant.

     A representative of Arthur Andersen, LLP will be present at the shareholders' meeting and this representative will have an opportunity to make a statement if they so desire. They will be available to respond to appropriate questions.

                                  PROPOSAL TWO
                                 OTHER BUSINESS

     The Board of Directors knows of no other matters that will properly be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.


                      SEPARATE COPIES FOR BENEFICIAL OWNERS

     Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of the Proxy Statement or Annual Report by writing the Corporation at Investor Relations, P.O. Box 191, Danville, Virginia 24543 or by telephoning 1-434-773-2220.


                              SHAREHOLDER PROPOSALS

     Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at next year's annual meeting of shareholders must present such proposal to the Corporation at its principal office in Danville, Virginia, not later than November 25, 2002, in order for such proposal to be considered for inclusion in the Corporation's proxy statement.

     In addition to any other applicable requirements, for business to be properly brought before next year's Annual Meeting by a shareholder, even if the proposal is not to be included in the Corporation's proxy statement, the Corporation's bylaws provide that the shareholder must give notice in writing to the Secretary of the Corporation not later than January 24, 2003. As to each such matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name, record address of, and number of shares beneficially owned by, the shareholder proposing such business and (iii) any material interest of the shareholder in such business.



                              By Order of the Board of Directors

                              /s/Charles H. Majors
                              --------------------
                              Charles H. Majors
                              President and Chief Executive Officer


March 25, 2002

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